PERICOM SEMICONDUCTOR REPORTS
FISCAL FOURTH QUARTER AND ANNUAL 2011 FINANCIAL RESULTS

▪	Q4 revenues increased 10% sequentially and 4% year-over-year, and annual revenues increased 13% from FY10.
▪	Q4 GAAP gross margin increased by 374 bps sequentially and decreased 175 bps year-over-year, while annual gross margin decreased 108 bps from FY10 .
▪	Q4 GAAP net income increased 203% sequentially and decreased 59% year-over-year, and annual net income increased 25% from FY10.

San Jose, Calif. – August 9, 2011 - Pericom Semiconductor Corporation (NASDAQ: PSEM), a worldwide supplier of high-speed integrated circuits and frequency control products, today announced results for its fiscal fourth quarter ended July 2, 2011.

Net revenues for the fourth quarter were $43.3 million, an increase of 10% from the $39.6 million reported in the third quarter of fiscal 2011, and up 4% from the $41.5 million reported in the comparable period last year.  Net revenues for fiscal year 2011 were $166.3 million, an increase of 13% from the $146.9 million reported for fiscal year 2010.  When normalizing for the additional, fourteenth week, during the fourth quarter of fiscal 2010, the fourth quarter net revenues increased by 12% year-over-year and increased by 16% for the full fiscal year  The sequential quarter revenue increase primarily resulted from networking and enterprise computing end-market strength. The fiscal year 2011 results included Pericom Technology, Inc. (“PTI”) operations, which was acquired on August 31, 2010. The first quarter included only one month of PTI results due to the timing of the acquisition.

GAAP gross margin was 35.0% in the fourth quarter, up from 31.3% last quarter and down from 36.7% in the comparable period last year. On a non-GAAP basis, gross margin was 36.2% in the fourth quarter, which reflects exclusion of share-based compensation, amortization of intangible assets, and amortization of fair value adjustments and compensation expense accruals from the PTI acquisition. The comparable non-GAAP gross margins were 32.6% last quarter and 37.0% in the comparable period last year. The improvement in sequential gross margin primarily reflects favorable product mix from higher networking and lower consumer end-market shipments, as well as lower absorption charges from increased volume.   For the full fiscal year 2011, GAAP gross margin was 33.5% compared with 34.6% for fiscal year 2010.  On a non-GAAP basis, gross margin was 35.1% for fiscal year 2011 compared with 34.8% for fiscal year 2010.

GAAP net income attributable to Pericom shareholders for the fourth quarter was $1.6 million, or $0.06 per diluted share, compared with net income of $0.5 million, or $0.02 per diluted share in the third quarter, and net income of $3.9 million, or $0.15 per diluted share in the comparable period last year. GAAP net income attributable to Pericom shareholders for the fiscal year 2011 was $13.5 million, or $0.53 per diluted share, compared with net income of $10.8 million, or $0.42 per diluted share in fiscal year 2010.  GAAP net income for all periods of fiscal 2011 included share-based compensation, amortization of intangible assets, amortization of fair value adjustments, and other PTI acquisition related expenses, and for fiscal year 2010, GAAP net income included share-based compensation and amortization of intangible assets.  Excluding these items, non-GAAP net income for the fourth quarter was $3.6 million or $0.14 per diluted share, compared with $2.5 million or $0.10 per diluted share in the third quarter, and non-GAAP net income of $4.8 million, or $0.19 per diluted share in the comparable period last year.  For the fiscal year 2011, non-GAAP net income was $14.4 million, or $0.56 per diluted share compared with $14.3 million, or $0.55 per diluted share for fiscal year 2010.

The balance sheet remained very strong with cash and investments in marketable securities of $128 million at the end of the fourth quarter, and cash and investments per basic share was $5.12 for the fourth quarter.  Our cash position improved by $7 million during the quarter, net of $3 million of share repurchases.  Working capital was $129 million and the current ratio was 4.2 to 1.

 “For the fourth quarter, we were pleased to see nice sequential revenue growth and improvement in gross margin,” said Alex Hui, President and CEO of Pericom. “We were also pleased by the 14% reduction of in-house inventory while channel inventory remained flat in the 7 week range at the end of the fourth quarter.  This is important as the overall industry slows down a bit due to the macro-economic conditions.”

NEWS RELEASE August 9, 2011

New Products

In the June quarter, Pericom introduced a total of 17 new products across the Signal Integrity, Timing, and Connectivity product areas.

•
Signal Integrity: We expanded our solutions for high-speed serial protocol signal integrity by introducing 5 new ReDriverTM products for SATA3, SAS2, and the new USB3 (SuperSpeed) protocols. These products address volume notebook, server, storage, and embedded market segments, with all five redrivers offering low power consumption from a competitive standpoint. The new USB3 products are specifically designed to meet the latest industry compliance testing requirements for next generation platforms with integrated USB3 controllers.

•
Connectivity:  Adding to our high-speed connectivity solutions, we introduced 3 products for the new Thunderbolt, Display Port and USB protocols.  These products are specifically aimed at next generation notebook, tablet, and embedded market segments.

•
Timing:  Expanding our timing solutions for next generation platforms, we introduced 9 new products in the HiFlexTM crystal oscillator (XO) and clock generator product families. These product families offer attractively low jitter and package footprints and target server, storage, networking and embedded market segments.

Share Repurchase Update

On April 29, 2008, our Board of Directors authorized the repurchase of $30 million of our common stock.  Pursuant to the 2008 authority, the Company repurchased 334,452 shares in the three months ended July 2, 2011 for an aggregate cost of $2,966,297 and an average per share purchase price of $8.87.  The remaining balance of potential share repurchases under the 2008 authority is approximately $12.3 million.

Fiscal Q1 2012 Outlook

The following statements are based on current expectations. These statements are forward looking, and actual results may differ materially.

The overall macro environment has been weak the past few months and we have seen a slowdown in demand.  Q4’s book-to-bill ratio was slightly less than 1:1, which resulted in lower backlog entering fiscal Q1 2012 than the prior sequential quarter.  Below are the estimates for fiscal Q1 2012.

•	Revenues in the first fiscal quarter are expected to be in the range of $38.0 million to $41.5 million.

•
GAAP gross margins are expected to be between 33.5% and 35.5%, and adjusting for share-based compensation, amortization of intangibles, fair value adjustments, and compensation accruals that are expected to total approximately 1.0%, non-GAAP gross margins are expected to be in the 34.5% to 36.5% range.

•
GAAP operating expenses are expected to be between $12.2 and $12.8 million, and adjusting for share-based compensation, amortization of intangibles, fair value adjustments, and compensation accruals that are expected to total approximately $1.4 million, non-GAAP operating expenses are expected to be in the range of $10.8 to $11.4 million.

•	Other income is expected to be between $0.6 and $0.7 million on a GAAP basis and on a non-GAAP basis.

•	The effective tax rate is expected to be approximately 34-36% on a GAAP basis and 32-34% on a non-GAAP basis.

3545 North Second Street     San Jose, CA   95134     (408) 435-0800

NEWS RELEASE August 9, 2011

Conference Call

The press release will be followed by a conference call beginning at 1:30 p.m. Pacific time on August 9, 2011. To listen to the call, dial (877) 377-7103 and reference “Pericom”. A slide presentation will accompany the conference call.  To view the slides, please visit the investor relations section of www.pericom.com.

The Pericom financial results conference call will be available via a live webcast on the investor relations section of the web site at http://www.pericom.com.  Access the web site 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the web site for approximately 90 days.

A taped replay of the conference call will be made available for the period from this evening through midnight on Tuesday, August 16th. To listen to the replay, dial toll-free (855) 859-2056 and reference conference ID 87723981.

About Pericom

Pericom Semiconductor Corporation (NASDAQ: PSEM) enables serial connectivity with the industry's most complete solutions for the computing, communications and consumer market segments. Pericom's analog, digital and mixed-signal integrated circuits, along with its frequency control products are essential in the timing, switching, bridging and conditioning of high-speed signals required by today's ever-increasing speed and bandwidth demanding applications. Company headquarters is in San Jose, California, with design centers and technical sales and support offices globally. http://www.pericom.com.

Non-GAAP Financial Information

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), this announcement of operating results contains non-GAAP financial measures that exclude the income statement effects of share-based compensation, amortization of intangible assets, fair value adjustments of acquired inventory, acquisition-related expenses, a one-time gain on the previously held interest in PTI, restructuring expenses, and the effects of excluding share-based compensation upon the number of diluted shares used in calculating non-GAAP earnings per share.

We have excluded share-based compensation expense in calculating these non-GAAP financial measures.  These expenses are non-cash in nature and rely on valuations of the future market price of our common stock that is difficult to predict and is affected by market factors that are largely not within the control of management. We have excluded amortization of intangible assets, amortization of the fair value adjustments related to acquired inventory, acquisition related expenses, the gain on the previously held interest in PTI, restructuring expenses associated with headcount reductions, and the corresponding tax effect because we do not consider them to be related to our core operating performance.

We use the non-GAAP financial measures that exclude these items to make strategic decisions, forecast future results and evaluate the Company’s current performance. We believe that the presentation of non-GAAP financial measures that exclude these items is useful to investors because we do not consider these charges either part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that are used to evaluate the Company’s operating performance.

The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

3545 North Second Street     San Jose, CA   95134     (408) 435-0800

NEWS RELEASE August 9, 2011

Safe Harbor Statement

This press release contains forward-looking statements as defined under The Securities Litigation Reform Act of 1995. Forward-looking statements in this release include the statements under the captions ”Fiscal Q1 2012 Outlook”, which regard the anticipated revenues, gross margin, operating expenses, other income, and effective tax rate in the first fiscal quarter of 2012, and statements from our CEO regarding revenue growth and normalized margin levels, reductions in in-house inventories and channel inventories being flat, potential industry slowdown due to macro-economic conditions, and other future expectations.  The Company’s actual results could differ materially from what is set forth in such forward-looking statements due to a variety of risk factors, including softness in demand for our products, price erosion for certain of our products, unexpected difficulties in developing new products, customer decisions to reduce inventory, economic or financial difficulties experienced by our customers, or technological and market changes. All forward-looking statements included in this document are made as of the date hereof, based on information available to the Company as of the date hereof, and Pericom assumes no obligation to update any forward-looking statements. Parties receiving this release are encouraged to review our quarterly report on Form 10-Q for the quarter ended April 2, 2011, and in particular, the risk factors sections contained in that report.

Contact:
Pericom Semiconductor
Tel: 408 435-0800
atachibana@pericom.com

- See Attached Tables -

3545 North Second Street     San Jose, CA   95134     (408) 435-0800

NEWS RELEASE August 9, 2011

Pericom Semiconductor Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(unaudited)

	Three Months Ended			Twelve Months Ended
	July 2,	April 2,	July 3,	July 2,	July 3,
	2011	2011	2010	2011	2010

Net revenues	$43,342	$39,555	$41,495	$166,343	$146,913

Cost of revenues	28,173	27,190	26,246	110,661	96,146

Gross profit	15,169	12,365	15,249	55,682	50,767

Operating expenses:

Research and development	5,535	5,238	4,575	20,230	17,208

Selling, general and administrative	7,487	7,231	7,413	29,447	26,478

Total operating expenses	13,022	12,469	11,988	49,677	43,686

Income (loss) from operations	2,147	(104)	3,261	6,005	7,081

Interest and other income	695	1,132	1,072	14,377	5,222

Income before income taxes	2,842	1,028	4,333	20,382	12,303

Income tax expense	1,281	514	1,174	7,619	3,911

Net income from consolidated companies	1,561	514	3,159	12,763	8,392

Equity in net income of unconsolidated affiliates	48	17	759	700	2,430

Net income	1,609	531	3,918	13,463	10,822

Net income attributable to noncontrolling interests	-	-	-	-	(28)

Net income attributable to Pericom shareholders	$1,609	$531	$3,918	$13,463	$10,794

Basic income per share to Pericom shareholders	$0.06	$0.02	$0.16	$0.54	$0.42

Diluted income per share to Pericom shareholders	$0.06	$0.02	$0.15	$0.53	$0.42

Shares used in computing basic income per share	24,917	24,993	25,210	24,923	25,412

Shares used in computing diluted income per share	25,140	25,341	25,582	25,254	25,717

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3545 North Second Street	San Jose, CA 95134	(408) 435-0800

NEWS RELEASE August 9, 2011

Pericom Semiconductor Corporation
Condensed Consolidated Statements of Operations
(In thousands)
(unaudited)

	Three Months Ended			Twelve Months Ended
	July 2,	April 2,	July 3,	July 2,	July 3,
	2011	2011	2010	2011	2010

Share-based compensation
Cost of revenues	$58	$62	$88	$250	$286
Research and development	372	421	441	1,536	1,506
Selling, general and administrative	601	708	659	2,500	2,257
Share-based compensation expense	$1,031	$1,191	$1,188	$4,286	$4,049

Amortization of intangible assets
Cost of revenues	$342	$338	$29	$1,513	$116
Research and development	246	-	-	246	-
Selling, general and administrative	294	290	54	998	216
Amortization of intangible assets	$882	$628	$83	$2,757	$332

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3545 North Second Street	San Jose, CA 95134	(408) 435-0800

NEWS RELEASE August 9, 2011

Pericom Semiconductor Corporation
Reconciliation of GAAP Net Income to Non-GAAP Net Income
(In thousands)
(unaudited)

	Three Months Ended			Twelve Months Ended
	July 2,	April 2,	July 3,	July 2,	July 3,
	2011	2011	2010	2011	2010
GAAP net income attributable to Pericom shareholders	$1,609	$531	$3,918	$13,463	$10,794
Reconciling items:
Share-based compensation expense	1,031	1,191	1,188	4,286	4,049
Amortization of intangible assets	882	628	83	2,757	332
Fair value adjustment amortization on acquired inventory	-	-	-	614	-
Gain on previously held interest at PTI	-	-	-	(11,004)	-
Acquisition-related costs	-	-	-	598	-
Interest expense accrual relating to PTI acquisition earnout	206	204	-	688	-
Fair value adjustment to depreciation expense on acquired fixed assets	49	49	-	159	-
Compensation expense accrual relating to PTI acquisition	364	360	-	1,211	-
Restructuring charge	-	118	-	118
Tax effect of adjustments	(569)	(606)	(380)	1,549	(917)
Total reconciling items	1,963	1,944	891	976	3,464
Non-GAAP net income attributable to Pericom shareholders	$3,572	$2,475	$4,809	$14,439	$14,258

Reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS
(unaudited)

Diluted net income per share:
GAAP diluted income per share attributable to Pericom shareholders	$0.06	$0.02	$0.15	$0.53	$0.42
Adjustments:
Share-based compensation expense	0.04	0.05	0.05	0.17	0.16
Amortization of intangible assets	0.03	0.02	-	0.09	0.01
Fair value adjustment amortization on acquired inventory	-	-	-	0.03	-
Gain on previously held interest at PTI	-	-	-	(0.43)	-
Acquisition-related costs	-	-	-	0.02	-
Interest expense accrual relating to earnout	0.01	0.01	-	0.03	-
Fair value adjustment to depreciation expense on acquired fixed assets	-	-	-	0.01	-
Compensation expense accrual relating to PTI acquisition	0.01	0.01	-	0.04	-
Restructuring charge	-	0.01	-	-	-
Tax effect of adjustments	(0.02)	(0.02)	(0.01)	0.06	(0.04)
Difference in share count	-	-	-	0.01
Total adjustments	0.08	0.08	0.04	0.03	0.13
Non-GAAP diluted income per share attributable to Pericom shareholders	$0.14	$0.10	$0.19	$0.56	$0.55

Shares used in diluted net income per share calculation:
GAAP	25,140	25,341	25,582	25,248	25,762
Exclude the benefit of share-based compensation expense (1)	369	362	265	332	154

Non-GAAP	25,509	25,703	25,847	25,580	25,916

(1) For purposes of calculating non-GAAP diluted net income per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the benefits of unamortized stock compensation costs that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

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3545 North Second Street	San Jose, CA 95134	(408) 435-0800

NEWS RELEASE August 9, 2011

Pericom Semiconductor Corporation
Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin
(In thousands)
(unaudited)

	Three Months Ended			Twelve Months Ended
	July 2,	April 2,	July 3,	July 2,	July 3,
	2011	2011	2010	2011	2010
GAAP gross margin	$15,169	$12,365	$15,249	$55,682	$50,767
- % of revenues	35.0%	31.3%	36.7%	33.5%	34.6%
Reconciling items:
Share-based compensation	58	62	88	250	286
Amortization of intangible assets	342	338	29	1,513	116
Fair value adjustment amortization on acquired inventory	-	-	-	614	-
Fair value adjustment to depreciation expense on acquired fixed assets	10	10	-	30	-
Compensation expense accrual relating to PTI acquisition	106	105	-	352	-
Total reconciling items	516	515	117	2,759	402
Non-GAAP gross margin	$15,685	$12,880	$15,366	$58,441	$51,169
- % of revenues	36.2%	32.6%	37.0%	35.1%	34.8%

Reconciliation of GAAP R&D Expenses to Non-GAAP R&D Expenses
(unaudited)

GAAP research and development expenses	$5,535	$5,238	$4,575	$20,230	$17,208
- % of revenues	12.8%	13.2%	11.0%	12.2%	11.7%
Reconciling items:
Share-based compensation	(372)	(421)	(441)	(1,536)	(1,506)
Amortization of intangible assets	(246)	-	-	(246)	-
Fair value adjustment to depreciation expense on acquired fixed assets	(10)	(10)	-	(37)	-
Compensation expense accrual relating to PTI acquisition	(119)	(117)	-	(395)	-
Total reconciling items	(747)	(548)	(441)	(2,214)	(1,506)
Non-GAAP research and development expenses	$4,788	$4,690	$4,134	$18,016	$15,702
- % of revenues	11.0%	11.9%	10.0%	10.8%	10.7%

Reconciliation of GAAP SG&A Expenses to Non-GAAP SG&A Expenses
(unaudited)

GAAP selling, general and administrative expenses	$7,487	$7,231	$7,413	$29,447	$26,478
- % of revenues	17.3%	18.3%	17.9%	17.7%	18.0%
Reconciling items:
Share-based compensation	(601)	(708)	(659)	(2,500)	(2,257)
Amortization of intangible assets	(294)	(290)	(54)	(998)	(216)
Acquisition-related costs	-	-	-	(598)	-
Fair value adjustment to depreciation expense on acquired fixed assets	(29)	(29)	-	(92)	-
Restructuring cost	-	(118)	-	(118)	-
Compensation expense accrual relating to PTI acquisition	(139)	(138)	-	(464)	-
Total reconciling items	(1,063)	(1,283)	(713)	(4,770)	(2,473)
Non-GAAP selling, general and administrative expenses	$6,424	$5,948	$6,700	$24,677	$24,005
- % of revenues	14.8%	15.0%	16.1%	14.8%	16.3%

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3545 North Second Street	San Jose, CA 95134	(408) 435-0800

NEWS RELEASE August 9, 2011

Pericom Semiconductor Corporation
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	As of	As of
	July 2, 2011	July 3, 2010
Assets

Current assets:

Cash and cash equivalents	$30,023	$29,495
Restricted cash	2,947	-
Short-term investments	76,266	76,454
Accounts receivable - trade	28,185	25,365
Inventories	21,942	23,431
Prepaid expenses and other current assets	7,788	6,825
Deferred income taxes	2,564	3,119
Total current assets	169,715	164,689

Property, plant and equipment-net	60,859	50,760
Investments in unconsolidated affiliates	2,596	13,183
Deferred income taxes non-current	4,324	3,868
Long-term investments in marketable securities	21,282	12,977
Goodwill	16,669	1,681
Intangible assets	15,690	1,452
Other assets	9,881	7,438
Total assets	$301,016	$256,048

Liabilities and Shareholders' Equity

Current liabilities:

Accounts payable	$12,221	$15,585
Accrued liabilities and other	19,645	10,781
Short-term debt	8,671	-
Total current liabilities	40,537	26,366

Industrial development subsidy	9,075	6,577
Other long-term liabilities	8,679	1,199
Total liabilities	58,291	34,142

Shareholders' equity:
Common stock and paid in capital	130,960	130,536
Retained earnings and other comprehensive income	111,765	91,370
Total shareholders' equity	242,725	221,906

Total liabilities and shareholders' equity	$301,016	$256,048

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3545 North Second Street	San Jose, CA 95134	(408) 435-0800